Exhibit 5.1

Austin | Charlotte | Dallas | Fort Worth | Houston | Nashville | New York | San Antonio | The Woodlands

March 5, 2025

Southland Holdings, Inc.
1100 Kubota Drive
Grapevine, Texas 76051

Ladies and Gentlemen:

We have acted as legal counsel to Southland Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a prospectus (the “Prospectus”) which forms a part of the Registration Statement, relating to the resale by the selling stockholders named in the Registration Statement of up to 5,942,233 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus; (iii) the Certificate of Incorporation of the Company, as currently in effect; and (iv) the Amended and Restated Bylaws of the Company, as currently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures (other than persons signing on behalf of the Company); (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company; and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We express no opinion with respect to the validity or enforceability of the following provisions: (i) provisions purporting to release, exculpate, hold harmless or exempt any person or entity from, or to require indemnification or contribution of or by any person or entity for, liability for any matter; (ii) provisions purporting to waive, subordinate or not give effect to rights to notice, demands, legal defenses or other rights or benefits that cannot be waived, subordinated or rendered ineffective under Applicable Law; (iii) provisions relating to severability; (iv) provisions restricting access to courts or purporting to affect the jurisdiction or venue of courts; (v) provisions purporting to exclude all conflicts of law rules; or (vi) provisions providing that decisions by a party are conclusive or may be made in its sole discretion.

We express no opinion as to the laws of any jurisdiction other than as set forth in the following definition of “Applicable Laws.” For the purpose of this opinion letter, “Applicable Laws” means for the limited purpose of our opinions above, the General Corporation Law of the State of Delaware (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting the foregoing). The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

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Very truly yours,

/s/ Winstead PC
Winstead PC